Exhibit 3.1
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                            CERTIFICATE OF AMENDMENT
                                       OF
                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                              PRIVATEBANCORP, INC.

         PrivateBancorp, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"),

         DOES HEREBY CERTIFY:

         FIRST: That the Board of Directors of the Corporation by the vote of a majority of its members at a meeting duly held and constituted, duly adopted resolutions setting forth a proposed amendment to the Amended and Restated Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling for such amendment to be considered at the annual meeting of the stockholders of said corporation. The resolution setting forth the proposed amendment is as follows:

                  RESOLVED, the first paragraph of Article FOURTH of the Corporation's Amended and Restated Certificate of Incorporation would be amended to read as follows:

                           "The total number of shares of stock which the
                  Corporation shall have authority to issue is twenty-five million (25,000,000) divided into two classes as follows: one million (1,000,000) of which shall be Preferred Stock, without par value, and twenty-four million (24,000,000) of which shall be Common Stock, without par value."

         SECOND: That such amendment has been duly adopted in accordance with provisions of the General Corporation Law of the State of Delaware by the affirmative vote of the holders of a majority of all outstanding stock entitled to vote at the annual meeting of stockholders.

         THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.


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         IN WITNESS WHEREOF, the Corporation has caused this Certificate of
Amendment to be signed this 24th day of April, 2003.

                                                 PRIVATEBANCORP, INC.

                                                 By:  /s/ Dennis Klaeser
                                                      -------------------------
                                                 Name: Dennis Klaeser
                                                 Title: Chief Financial Officer


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                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                              PRIVATEBANCORP, INC.
                              --------------------

         PRIVATEBANCORP, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY as follows:

         1. The name of the Corporation is PrivateBancorp, Inc. The Corporation was originally incorporated under the name PrivateBancorp, Inc., and the original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on November 7, 1989.

         2. This Amended and Restated Certificate of Incorporation, which was duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware, restates and integrates and further amends the provisions of the Certificate of Incorporation of the Corporation.

         3. The text of the Restated Certificate of Incorporation as heretofore amended or supplemented is hereby restated and amended to read in its entirety as follows:

         FIRST:   The name of the Corporation is PrivateBancorp, Inc.

         SECOND: The address of the Corporation's registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, 19801, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

         THIRD:   The nature of business to be conducted or promoted and the purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

         FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is thirteen million (13,000,000), divided into two classes as follows: one million (1,000,000) of which shall be Preferred Stock, without par value, and twelve million (12,000,000) of which shall be Common Stock, without par value.

         The designations, powers, preferences and rights, and the qualifications, limitations or restrictions of the above classes of stock are as follows:


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                                 PREFERRED STOCK

         1. The Board of Directors is expressly authorized at any time, and from time to time, to issue shares of Preferred Stock in one or more series, and for such consideration as the Board of Directors may determine, with such voting powers, full or limited, or without voting powers, and with such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated in the resolution or resolutions providing for the issuance thereof, and as are not stated in this Certificate of Incorporation, or any amendment thereto. All shares of any one series shall be of equal rank and identical in all respects.

         2. No dividend shall be paid or declared on any particular series of Preferred Stock unless dividends shall be paid or declared pro rata on all shares of Preferred Stock at the time outstanding in each other series which ranks equally as to dividends with such particular series.

         3. Unless and except to the extent otherwise required by law or provided in the resolution or resolutions of the Board of Directors creating any series of Preferred Stock, the holders of the Preferred Stock shall have no voting power with respect to any matter whatsoever. Subject to the protective conditions or restrictions of any outstanding series of Preferred Stock, any amendment to this Certificate of Incorporation which shall increase or decrease the authorized capital stock of any class or classes may be adopted by the affirmative vote of the holders of a majority of the outstanding shares of voting stock of the Corporation.

         4. Shares of Preferred Stock redeemed, converted, exchanged, purchased, retired or surrendered to the Corporation, or which have been issued and reacquired in any manner, shall, upon compliance with any applicable provisions of the Delaware General Corporation Law, have the status of authorized and unissued shares of Preferred Stock and may be reissued by the Board of Directors as part of the series of which they were originally a part or may be reclassified into and reissued as part of a new series or as part of any other series, all subject to the protective conditions or restrictions of any outstanding series of Preferred Stock.

                                  COMMON STOCK

         1. Subject to preferential dividend rights, if any, applicable to shares of the Preferred Stock and subject to applicable requirements, if any, with respect to the setting aside of sums for purchase, retirement or sinking funds for the Preferred Stock, the holders of the Common Stock shall be entitled to receive to the extent permitted by law, such dividends as may be declared from time to time by the Board of Directors.

         2. In the event of the voluntary or involuntary liquidation, dissolution, distribution of assets or winding up of the Corporation, after distribution in full of the preferential amounts, if any, to be distributed to the holders of shares of the Preferred Stock, holders of the Common Stock shall be entitled to receive all the remaining assets of the Corporation of whatever kind available for distribution to stockholders ratably in proportion to the number of shares of Common Stock held by them respectively.

         3. Except as may be otherwise required by law or this Certificate of Incorporation, each holder of the Common Stock shall have one vote in respect of each share of stock held by

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him or her of record on the books of the corporation on all matters voted upon by the stockholders.

         FIFTH:   The names and mailing address of the incorporators are as
follows:

                  Mr. William R. Langley and
                  Mr. Ralph B. Mandell
                  One First National Plaza
                  Suite 2648
                  Chicago, Illinois 60603

         SIXTH:   The number of directors of the Corporation shall be fixed
from time to time by the By-laws of the Corporation. Election of directors need not be by written ballot unless the By-laws so provide. Commencing with the annual meeting of stockholders held in 1998, the directors shall be divided into three (3) classes, as nearly equal in number as possible, with the term of office of the first class to expire at the 1999 annual meeting of stockholders, the term of office of the second class to expire at the 2000 annual meeting of stockholders and the third class expiring at the 2001 annual meeting of stockholders. At each annual meeting of stockholders following such initial classification, directors elected by the stockholders to succeed those directors whose term expires shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election.

         SEVENTH: The name and mailing address of the persons who are to serve as directors until the first annual meeting of stockholders or until their successors are elected and qualified are as follows:

                  William R. Langley
                  Ralph B. Mandell

         EIGHTH: In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter or repeal the By-laws of the Corporation.

         NINTH:   The Corporation shall indemnify, to the full extent that it shall have power under applicable law to do so and in a manner permitted by such law, any person made or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer of the Corporation against liabilities and expenses reasonably incurred or paid by such person in connection with such action, suit or proceeding. The Corporation may indemnify, to the full extent that it shall have power under applicable law to do so and in a manner permitted by such law, any person made or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigate, by reason of the fact that he is or was an employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against liabilities and expenses reasonably incurred or paid by such person in connection with such action, suit or proceeding. The words "liabilities" and "expenses" shall include, without

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limitation: liabilities, losses, damages, judgments, fines, penalties, amounts paid in settlement, expenses, attorneys' fees and costs. The indemnification provided by this Article NINTH shall not be deemed exclusive of any other rights to which any person indemnified may be entitled under any statute, by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be such director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

         The Corporation may purchase and maintain insurance on behalf of any person referred to in the preceding paragraph against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article NINTH or otherwise.

         For purposes of this Article NINTH, references to "the Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

         The provisions of this Article NINTH shall be deemed to be a contract between the Corporation and each director or officer who serves in any such capacity at any time while this Article and the relevant provisions of the General Corporation Law of the State of Delaware or other applicable law, if any, are in effect, and any repeal or modification of any such law or of this Article shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts.

         For purposes of this Article, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner not opposed to the best interests of the Corporation.

         TENTH:   Notwithstanding any other provision of this Amended and
Restated Certificate of Incorporation or the By-laws of the Corporation to the contrary and notwithstanding that a lesser percentage may be specified by law, the affirmative vote of the holders of at least two-thirds (2/3) of the voting power of the outstanding shares of all classes of

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stock of the Corporation, voting together as a single class, shall be required to amend or repeal, or adopt any provision inconsistent with, Articles SIXTH, TENTH and THIRTEENTH of this Amended and Restated Certificate of Incorporation.

         ELEVENTH: Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or a class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the Court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

         TWELFTH: No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit.

         THIRTEENTH: Except as may be otherwise required by law or this Amended and Restated Certificate of Incorporation, each holder of the Common Stock shall have one vote in respect of each share of stock held by him or her of record on the books of the corporation on all matters voted upon by the stockholders. No action required to be taken at any annual or special meeting of the stockholders of the Corporation may be taken without an annual or special meeting of the stockholders, and the power of stockholders to consent in writing, without a meeting, to the taking of any action is specifically denied.

         IN WITNESS WHEREOF, PRIVATEBANCORP, INC. has caused this Amended and Restated Certificate of Incorporation to be signed by Ralph B. Mandell, its Chief Executive Officer, Chairman and President, and attested to by Donald A. Roubitchek, its Secretary, this 24th day of June, 1999.

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                              PRIVATEBANCORP, INC.


                                         By:  /s/ Ralph B. Mandell
                                              ----------------------------------
                                              Ralph B. Mandell
                                              Its Chairman, President and Chief
                                              Executive Officer


Attest:  /s/ Donald A. Roubitchek
         ------------------------
         Donald A. Roubitchek
         Its Secretary


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